                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Piccadilly Cafeterias, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [x]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                          PICCADILLY CAFETERIAS, INC.
                         3232 SHERWOOD FOREST BOULEVARD
                          BATON ROUGE, LOUISIANA 70816
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 2, 1998
                             ---------------------

To the Shareholders of Piccadilly Cafeterias, Inc.:

     The 1998 Annual Meeting of the Shareholders of Piccadilly Cafeterias, Inc. (the "Company"), will be held at the general offices of the Company, 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana, on Monday, November 2, 1998, at 10:00 a.m., for the following purposes:

     1. To elect three persons to serve as directors on the Board of Directors for a three-year term and until their successors are elected and have qualified;

     2. To consider and vote upon a proposal to approve the Amended and Restated Piccadilly Cafeterias, Inc. 1993 Incentive Compensation Plan;

     3. To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

     Only holders of record as of the close of business on September 4, 1998 are entitled to notice of and to vote at the meeting.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at a reconvened meeting following such adjournment.

                                            By Order of the Board of Directors,

                                            Mark L. Mestayer
                                            Corporate Secretary

Baton Rouge, Louisiana
September 21, 1998

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          PICCADILLY CAFETERIAS, INC.
                         3232 SHERWOOD FOREST BOULEVARD
                          BATON ROUGE, LOUISIANA 70816
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Piccadilly Cafeterias, Inc. (the "Company") for use at its Annual Meeting of Shareholders to be held on November 2, 1998, and at any adjournments thereof (the "Meeting").

VOTING PROCEDURE

     Shareholders of record at the close of business on September 4, 1998 (the "Record Date"), will be entitled to vote at the Meeting. On the Record Date, there were 10,503,368 shares of common stock (the "Common Stock") outstanding.

     The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Meeting. The persons appointed by the Company to act as inspectors of election will treat shares of Common Stock represented by a properly executed and returned proxy as present at the Meeting for purposes of determining a quorum. The shares of Common Stock present at the Meeting that are abstained from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

     Directors will be elected by a plurality vote and all other matters coming before the Meeting will be decided by the vote of a majority of the votes cast. Each share of Common Stock will entitle the holder to cast one vote at the meeting and votes cast will be counted by the inspectors of election. Because directors will be elected by a plurality vote and the proposal to approve the Amended and Restated Piccadilly Cafeterias, Inc. 1993 Incentive Compensation Plan ("the Plan") requires the approval of a majority of the votes cast, abstentions and broker non-votes will have no effect upon the vote on these matters.

     Proxies in the enclosed form are solicited by the Board to provide an opportunity to every shareholder to vote on all matters scheduled to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted as specified. If no specifications are made, the proxies will be voted in favor of the proposed nominees and for the proposal to approve the Plan. Any shareholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A shareholder may also attend the Meeting in person and vote by ballot, thereby cancelling any proxy previously given. Management expects no matters to be presented for action at the Meeting other than the election of directors and the proposal to approve the Plan. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION

     The Company will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Wachovia Bank, N.A. to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for such firm's services will be approximately $7,000 including out-of-pocket expenses. Certain employees of the Company, who will receive no additional compensation for their services, may also solicit proxies by telephone, telegram, telex, telecopy or personal interview.

SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in the Company's 1999 proxy materials, the Company must receive shareholder proposals no later than May 24, 1999.

                             ELECTION OF DIRECTORS

     At the Meeting, three directors are to be elected to a three-year term, each to hold office until his successor is elected and qualified. The Board consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, for the election of Norman
C. Francis, Dale E. Redman and C. Ray Smith as members of the class to serve until the 2001 Annual Meeting of Shareholders. If, contrary to present expectations, any of the nominees to be elected at the Meeting should become unavailable for any reason, the Board may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

INFORMATION ABOUT NOMINEES AND DIRECTORS

     The following table provides certain information as of August 15, 1998, with respect to each nominee and each other director whose term will continue after the Meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

  Nominees for Director

     Nominees for a three-year term expiring at the 2001 annual meeting:

     Norman C. Francis, age 67; a director since 1995; President of Xavier University of Louisiana and a director of Entergy Corporation.

     Dale E. Redman, age 50; a director since 1995; Executive Vice President, Chief Financial Officer and a director of United Companies Financial Corporation.

     C. Ray Smith, age 63; a director since 1992; Tipton R. Snaveley Professor of Business Administration at the Darden Graduate School of Business Administration, University of Virginia and the Executive Director of Darden School Foundation.

  Members of Board of Directors Continuing in Office

     Directors whose terms expire at the 1999 annual meeting:

     Robert P. Guyton, age 61; a director since 1996; a financial consultant; formerly a Vice President and financial consultant for Raymond James & Associates, Inc. from 1993 to 1996; a director of ChemFirst Corporation.

     Edward M. Simmons, Sr., age 70; a director since 1992; Chairman of the Board and Chief Executive Officer of McIlhenny Co., the makers of TABASCO brand pepper sauce.

     Christel C. Slaughter, age 43; a director since 1996; co-owner of and management consultant with Slaughter & Associates, SSA Consultants, Inc.

     Directors whose terms expire at the 2000 annual meeting:

     Ralph P. Erben, age 67; a director since 1997; personal investments; former Chairman, from 1996 to 1997, and Chief Executive Officer, from 1980 to 1997, of Luby's Cafeterias, Inc.

     Ronald A. LaBorde, age 42; a director since 1992; Chief Executive Officer, President and a Director of the Company; from 1992 until 1995, Treasurer and Chief Financial Officer of the Company; a director of Amedisys, Inc.

     Paul W. Murrill, age 63; a director since 1994; retired; former Chairman, from 1982 to 1987, and Chief Executive Officer, from 1982 to 1986, of Gulf States Utilities Company and former Chancellor of Louisiana State University; a director of Entergy Corporation, Tidewater Inc., ChemFirst Corporation, Howell Corporation and Zygo Corporation.

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board held ten meetings during the fiscal year ended June 30, 1998. No director during the last full fiscal year attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board (held during the period for which he or she has been a director) and (b) the total number of meetings held by all committees of the Board on which he or she served (during the periods served).

     Each director who is not an officer of the Company receives, in addition to reimbursement of reasonable and necessary costs and expenses incurred, a retainer of $15,000 per year, a fee of $1,000 for each regular and special meeting of the Board that he or she attends, and $500 for each meeting of a committee of the Board that such director attends. The retainer is paid 50% in cash and 50% in the Company's Common Stock. In addition, Mr. Murrill receives a monthly Chairman's retainer of $3,167.

     The Board presently has four standing committees, as described below:

     Executive Committee. The Executive Committee is authorized, to the extent permitted by law, to exercise substantially all powers of the Board between meetings of the Board. The Executive Committee did not meet during the fiscal year ended June 30, 1998. Paul W. Murrill (Chairman), Christel C. Slaughter and Dale E. Redman are members of the Executive Committee.

     Audit Committee. The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit and the procedures for and results of internal controls. The Audit Committee reviews the audit services performed by the Company's independent auditors and the possible effect on the independence of the auditors of the performance of nonaudit services. The Audit Committee held two meetings during the fiscal year ended June 30, 1998. C. Ray Smith (Chairman), Ralph P. Erben, Norman C. Francis and Christel C. Slaughter are members of the Audit Committee.

     Compensation Committee. The Compensation Committee, which has authority to consider and make recommendations to the Board regarding compensation of officers of the Company, held four meetings during the fiscal year ended June 30, 1998. This committee also administers the Company's 1993 Incentive Compensation Plan. Edward M. Simmons (Chairman), Robert P. Guyton, Paul W. Murrill and Dale E. Redman are members of the Compensation Committee.

     Nominating Committee. The Nominating Committee, which makes director recommendations to the Board on an as needed basis, did not meet during the fiscal year ended June 30, 1998. This committee will consider nominees recommended by the shareholders. Shareholders wishing to make a recommendation may do so by sending a letter to the Nominating Committee. Paul W. Murrill (Chairman), Edward M. Simmons and C. Ray Smith are members of the Nominating Committee.

                             COMMON STOCK OWNERSHIP

CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the ownership of the Company's Common Stock by each person known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission (the "SEC") based on information furnished by such persons. Unless otherwise indicated, all information is presented as of August 15, 1998, and all shares indicated as beneficially owned are held with sole voting and investment power.

                                                                 SHARES
                      NAME AND ADDRESS                        BENEFICIALLY   PERCENT
                    OF BENEFICIAL OWNER                          OWNED       OF CLASS
                    -------------------                       ------------   --------
Brinson Partners, Inc. and related companies(1).............    758,074        7.3%
O.Q. Quick..................................................    865,602(2)     8.2%
  #26 Sugar Creek Place
  Waco, Texas 76712

---------------

(1) Based upon information included in Schedule 13G dated February 11, 1998 filed with the SEC by Brinson Partners, Inc. ("BPI") on behalf of itself, Brinson Trust Company ("BTC"), Brinson Holdings, Inc. ("BHI"), SBC Holding
    (USA), Inc. ("SBCUSA") and Swiss Bank Corporation ("SBC"). BTC is a wholly-owned subsidiary of BPI. BPI is a wholly-owned subsidiary of BHI. BHI is a wholly-owned subsidiary of SBCUSA. SBCUSA is a wholly-owned subsidiary of SBC. The address of BPI, BTC and BHI is 209 South LaSalle, Chicago, Illinois 60604-1295. SBCUSA's address is 222 Broadway, New York, NY 10038. The address for SBC is Aeschenplatz 6 CH-4002, Basel, Switzerland.

(2) Includes 751,002 shares held by Mr. Quick as trustee or co-trustee under several trusts, 30,000 shares held by Mr. Quick's spouse as trustee under several trusts, and 84,600 shares held beneficially and of record jointly with his spouse or individually by Mr. Quick or his spouse.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the ownership of the Company's Common Stock by (i) each director and nominee of the Company, (ii) each executive officer for whom compensation information is disclosed under the heading "Executive Compensation and Other Benefits" and (iii) all directors and executive officers of the Company as a group, determined in accordance with Rule 13d-3 of the SEC based on information furnished by such persons. Unless otherwise indicated, all information is presented as of August 15, 1998 and all shares shown are held with sole voting and investment power.

                                                              AMOUNT AND              RIGHTS TO
                                                              NATURE OF    PERCENT     ACQUIRE
                                                              BENEFICIAL     OF       BENEFICIAL
                            NAME                              OWNERSHIP     CLASS    OWNERSHIP(4)
                            ----                              ----------   -------   ------------
Ralph "Pete" Erben..........................................     1,666       *              --
Norman C. Francis...........................................     1,503       *              --
Robert P. Guyton............................................     1,948       *              --
Ronald A. LaBorde...........................................   402,575(1)    3.6       300,000
Paul W. Murrill.............................................     8,948       *              --
Dale E. Redman..............................................     1,948       *              --
Edward M. Simmons Sr........................................     2,261       *              --
Christel C. Slaughter.......................................       948       *              --
C. Ray Smith................................................     1,217(2)    *              --
J. Fred Johnson.............................................    39,745       *          33,600
Joseph S. Polito............................................    44,587       *          38,500
Warriner C. Siddle..........................................    32,664       *          32,500
Brian G. Von Gruben.........................................    43,662(3)    *          33,600
Directors, Nominees and Executive Officers as a Group.......   824,259       7.3       654,500

---------------

 *  Less than 1%

(1) Includes 89,716 shares held by Mr. LaBorde as trustee or co-trustee (together with Mr. O.Q. Quick, see "Certain Beneficial Owners" above) under several trusts.

(2) Includes 300 shares held by Mr. Smith's spouse.

(3) Includes 62 shares held by Mr. Von Gruben's spouse.

(4) Beneficial ownership includes rights to acquire shares under the 1993 Incentive Compensation Plan and is included in "Amount and nature of beneficial ownership."

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

     The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers. For the purpose of this and the following tables and discussion concerning executive compensation, such five executive officers shall be referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                              ANNUAL COMPENSATION    SECURITIES
                                              -------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS     OPTIONS/SARS   COMPENSATION(1)
     ---------------------------       ----   --------   --------   ------------   ---------------
Ronald A. LaBorde....................  1998   $274,976   $ 67,626     250,000          $  800
  President and                        1997    274,976    133,504          --           2,550
  Chief Executive Officer              1996    274,976    111,000          --           2,900
Joseph S. Polito.....................  1998    141,968     28,782      22,500             800
  Executive Vice President             1997    132,870     56,259          --             800
  and General Manager                  1996    120,952     26,250      16,000             800
J. Fred Johnson......................  1998    130,011     36,134       3,600             800
  Executive Vice President, Treasurer  1997    124,548     47,341          --             800
  and Chief Financial Officer          1996     79,084     13,125      30,000             800
Brian G. Von Gruben..................  1998    141,804     15,678      33,600             800
  Executive Vice President and         1997    141,804     30,968          --             800
  Director of Administrative Services  1996    141,804         --          --             800
Warriner C. Siddle...................  1998    140,400     11,934      32,550             800
  Executive Vice President and         1997    140,400     29,492          --             800
  Director of Development              1996    140,400         --          --             800

---------------

(1) Includes $800 per named executive per year paid by the Company for insurance premiums for a group policy which afforded term life insurance and long-term disability insurance for all officers and for a group accidental death policy which afforded coverage for all executive officers. Remaining amounts for Mr. LaBorde are for director fees.

     The following table sets forth information with respect to the Named Executive Officers concerning options granted during the fiscal year ended June 30, 1998.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                  INDIVIDUAL GRANTS
                            -------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF      PERCENT OF                                        ASSUMED ANNUAL RATES OF
                             SECURITIES     TOTAL OPTIONS                                   STOCK PRICE APPRECIATION FOR
                             UNDERLYING      GRANTED TO     EXERCISE OR                              OPTION TERM
                               OPTIONS      EMPLOYEES IN    BASE PRICE                      -----------------------------
           NAME             GRANTED(#)(1)    FISCAL YEAR      ($/Sh)      EXPIRATION DATE       5%($)          10%($)
           ----             -------------   -------------   -----------   ---------------   -------------   -------------
Ronald A. LaBorde.........      15,000           2.36%        $12.00        07/14/2007       $  113,161      $  286,750
                               235,000(2)       37.03%         12.00        06/16/2008        1,772,860       4,492,418
Joseph S. Polito..........      15,000           2.36%         12.00        07/14/2002           49,700         109,815
                                 7,500           1.18%         12.00        06/16/2008           56,581         143,375
J. Fred Johnson...........       3,600           0.57%         12.00        06/16/2008           27,159          68,820
Brian G. Von Gruben.......      19,800           3.12%         12.00        07/14/2007          149,373         378,510
                                13,800           2.17%         12.00        06/16/2008          104,108         263,810
C. Warriner Siddle........      18,600           2.93%         12.00        07/14/2007          140,320         355,570
                                13,950           2.20%         12.00        06/16/2008          105,240         266,678

---------------

(1) Except as noted, all options granted vest in full on the date of grant.

(2) Options vest in increments of 25% on each of the first four anniversary dates from the date of grant.

     The following table sets forth information with respect to the Named Executive Officers concerning option and SAR exercises during the fiscal year ended June 30, 1998 and unexercised options and SARs held as of June 30, 1998.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                  FY-END OPTION/SAR VALUES AS OF JUNE 30, 1998

                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                           SHARES                            OPTIONS 06/30/98                   AT 06/30/98
                        ACQUIRED ON       VALUE       ------------------------------   ------------------------------
         NAME           EXERCISE (#)   REALIZED ($)   EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE(1)   UNEXERCISABLE
         ----           ------------   ------------   --------------   -------------   --------------   -------------
Ronald A. LaBorde.....    200,000(2)     $475,000        300,000             0            $381,250           $0
Joseph S. Polito......          0               0         38,500             0              71,688            0
J. Fred Johnson.......          0               0         33,600             0             100,650            0
Brian G. Von Gruben...          0               0         33,600             0              29,400            0
C. Warriner Siddle....          0               0         32,550             0              28,481            0

---------------

(1) All options were awarded at the fair market value of the underlying shares on the date of grant.

(2) On June 28, 1998 the Company terminated an agreement with Mr. LaBorde pursuant to which Mr. LaBorde had been granted a long-term incentive right to receive a cash payment equal to the increase in price of 200,000 shares of the Common Stock between June 9, 1995 and June 8, 1999. In exchange for the termination of this agreement, Mr. LaBorde received a cash payment in the amount of $475,000 representing the increase in price of 200,000 shares of Common Stock between June 9, 1995 and June 28, 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board is comprised entirely of outside, independent directors. The Committee prepares the recommendation for compensation of the chief executive officer, approves the compensation of executive officers of the Company, and administers the Company's stock option plan. The Board approves the compensation of the chief executive officer. In general, levels and methods of compensation approved by the Committee and the Board are designed to:

     - recognize individual initiative and performance;

     - assist the Company in attracting and retaining qualified executives; and

     - align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

     Compensation of the Company's executives consists primarily of a base salary, bonus compensation based primarily on increases in pre-tax income over the prior fiscal year, and the periodic grant of long-term incentive opportunities in the form of stock options. For purposes of computing bonuses, net income is generally adjusted for certain non-recurring items. For fiscal 1998, net income for purposes of computing bonuses excludes provisions recorded for the impairment and closing of units amounting to $3,453,000. Individual bonus formulas are set such that executives reach target levels of total cash compensation as Company performance levels are met. Certain executives also received bonuses for fiscal 1998 on a discretionary basis. These were approved by the Committee in recognition of individual initiative and levels of responsibility with respect to the Company's performance for fiscal 1998. These bonuses totaled $34,000 of which the Named Executive Officers were paid $12,500.

     In setting executive salary compensation (excluding Mr. LaBorde), the Committee generally bases its decisions on recommendations presented to it by the Company's Chief Executive Officer. The Committee's decisions on salary are made using subjective evaluations and no formulas measuring Company or individual performances are used. The Committee recommends Mr. LaBorde's salary compensation based on comparisons with peer companies and secondly, the results of an annual performance evaluation by the Board. Mr. LaBorde's bonus compensation is determined on the same basis as other executives. The Committee has targeted 3% of outstanding Common Shares in determining option grants to Mr. LaBorde. In approving Mr. LaBorde's compensation, the Board made no material modifications to the recommendations of the Committee.

     In fiscal 1998, the Committee received a report from an independent compensation consultant who the Committee had engaged to review the Company compensation practices generally as well as to provide a comparison of the Company's executive compensation levels to other comparable companies. Based on the consultant's report, the Committee determined that the Company's overall level of executive compensation is generally in line with executive compensation practices at other peer companies.

     Legislation enacted in 1993 imposes a $1 million annual limit on the tax deductibility of compensation paid to certain executive officers. The Company's Amended and Restated 1993 Incentive Compensation Plan has been structured such that stock-based incentives granted under that plan can be excluded from the $1 million limit. The annual cash compensation currently paid by the Company to executive officers is substantially below $1 million and, accordingly, will continue to be deductible by the Company.

                                            Submitted by the Compensation
                                            Committee

                                            Edward M. Simmons, Sr., Chairman
                                            Robert P. Guyton
                                            Paul W. Murrill
                                            Dale E. Redman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

PENSION PLAN

     The Company maintains a defined benefit pension plan for employees. Annual benefits payable on normal retirement at age 65 are equal to a participant's number of years of service multiplied by 1% of the participant's final average annual compensation, which is defined as the average annual remuneration paid for the five highest consecutive years of the 10 most recent years preceding retirement. Remuneration consists of a participant's total earnings during applicable periods, including bonuses. The Named Executive Officers have the following credited years of service under the plan: Mr. LaBorde -- 16; Mr. Polito -- 34; Mr. Von Gruben -- 27; Mr. Johnson -- 2; and Mr. Siddle -- 23. Benefits are not subject to deductions for Social Security benefits or other offset amounts. The following table shows estimated annual benefits payable on retirement to persons in specified remuneration and years-of-service classifications:

                                                   YEARS OF CREDITED SERVICE
        FINAL AVERAGE           ---------------------------------------------------------------
     ANNUAL COMPENSATION          15         20         25         30         35          40
     -------------------        -------    -------    -------    -------    -------    --------
    $175,000..................  $26,250    $35,000    $43,750    $52,500    $61,250    $ 70,000
     200,000..................   30,000     40,000     50,000     60,000     70,000      80,000
     225,000..................   33,750     45,000     56,260     67,500     78,750      90,000
     250,000..................   37,500     50,000     62,500     75,000     87,500     100,000
     300,000..................   37,500     50,000     62,500     75,000     87,500     100,000
     400,000..................   37,500     50,000     62,500     75,000     87,500     100,000
     500,000..................   37,500     50,000     62,500     75,000     87,500     100,000

     The amount of fiscal 1998 compensation from which benefits would be calculated is limited to $250,000 for Mr. LaBorde.

EMPLOYMENT, MANAGEMENT CONTINUITY AND RETIREMENT AGREEMENTS

     Each of the Named Executive Officers has entered into a management continuity agreement with the Company that provides benefits to the officer if the officer's employment is terminated other than because of disability, death, cause (as defined in the agreement) or by the officer for good reason (as defined in the agreement) within 36 months following a change of control (as defined in the agreement) of the Company. The benefits include a cash payment equal to one and one-half times the officer's base salary and bonus (with the exception of Mr. LaBorde for which the multiplier is two and one-half) and the vesting of all outstanding stock options, stock appreciation rights or other incentive awards.

                               PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total shareholder return ("shareholder return") on the Company's Common Stock against the shareholder return of the S&P 500 Stock Index and a Peer Group Composite Index (structured by the Company as set forth below) for the five year period commencing June 30, 1993 and ended June 30, 1998.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

   PICCADILLY CAFETERIAS, INC., S&P 500 INDEX & PEER GROUP COMPOSITE INDEX**

                                                     PICCADILLY
               MEASUREMENT PERIOD                   CAFETERIAS,
             (FISCAL YEAR COVERED)                      INC.           PEER GROUP         S&P 500
1993                                                           100               100               100
1994                                                           107                73               101
1995                                                           101                63               128
1996                                                           128                57               161
1997                                                           136                45               217
1998                                                           171                49               282

---------------

 * Assumes $100 invested on June 30, 1993 in the Company's Common Stock, the S&P 500 Stock Index and a Peer Group Composite Index constructed by the Company as set forth below. Also assumes reinvestment of dividends.

**   Fiscal year ending June 30.

     In constructing the Peer Group Composite Index ("Peer Index") for use in the performance graph above, the Company used the shareholder returns of various publicly held companies (weighted in accordance with each company's stock market capitalization at June 30, 1993 and including reinvestment of dividends) that compete with the Company in the family dining segment (the group of companies included in the Peer Index competing with the Company are hereinafter referred to as the "Peer Group"). Included in the Peer Group are mid-priced family restaurant companies with large multi-unit operations and similar stock market capitalization. The Peer Group includes Buffets, Inc., Fresh Choice, Inc., Furr's/Bishop's Inc., Stacey's Buffet, Inc., Luby's Cafeterias, Inc., Morrison Restaurants, Inc., Perkins Family Restaurants, L.P., Ryan's Family Steak Houses, Inc., Shoney's, Inc. and Sizzler International Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file certain beneficial ownership reports with the Securities and Exchange Commission. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons.

                            PROPOSAL TO APPROVE THE
                              AMENDED AND RESTATED
                          PICCADILLY CAFETERIAS, INC.
                        1993 INCENTIVE COMPENSATION PLAN

GENERAL

     The Board strongly believes that the growth of the Company depends upon the efforts of its officers and key employees and that officers and key employees are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, in 1988 the Board adopted and the shareholders approved the 1988 Stock Option Plan, which was amended, reapproved and renamed the 1993 Incentive Compensation Plan in 1993. The Board has adopted further amendments and is presenting the Amended and Restated Piccadilly Cafeterias, Inc. 1993 Incentive Compensation Plan (the "Plan") to the shareholders for approval at the Meeting. The material changes to the Plan, as well as the principal features of the Plan, as amended, are summarized below. This summary is qualified in its entirety, however, by reference to the Plan, which is attached to this Proxy Statement as Exhibit A.

     Officers and key employees of the Company (including officers and directors who are also full-time employees of the Company) will be eligible to receive awards ("Incentives") under the Plan when designated by the Compensation Committee. The Company currently has approximately 300 officers and key employees eligible to be granted Incentives under the Plan; however, it is currently anticipated that approximately 50 persons will be granted awards. In addition, the Plan as amended, will permit the grant of Incentives by the Compensation Committee to the Chairman of the Board. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-qualified stock options; (b) stock appreciation rights;
(c) restricted stock; (d) performance shares; (e) stock awards, and (f) cash awards (collectively, the "Incentives").

PURPOSE OF THE PROPOSAL

     The Board is committed to maintaining a compensation system that contains a significant equity-based component. In order that the Plan may continue to be available to stimulate individual performance and enhance shareholder value, the Board has amended the Plan in certain respects, subject to shareholder approval of the Plan, as amended. In summary, the material changes effected by these amendments include the following:

          (i) to increase the number of shares of common stock issuable through the Plan by 450,000 shares to a total of 1,450,000 shares;

          (ii) to add the Chairman of the Board as an eligible participant in the Plan;

          (iii) to change the designation of the employees eligible to be granted awards under the Plan from persons with the title of vice president and above to all officers and key employees;

          (iv) to eliminate restrictive provisions that are no longer required because of changes in corporate, tax and securities laws;

          (v) to include performance measures applicable to grants of restricted stock or performance shares under the Plan that are intended to qualify as "performance-based" compensation under Section 162(m) of the Code;

          (vi) to permit the transfer, with the approval of the Compensation Committee, of non-qualified stock options to immediate family members and entities owned by immediate family members;

          (vii) to provide that the consent of the recipient of an award to an amendment or discontinuance of the Plan is required only if it materially impairs an Incentive previously granted;

          (viii) to permit grants of options with an exercise price that is less than fair market value only in connection with a grant that is issued in substitution for an award of another company in an acquisition or combination transaction;

          (ix) to revise the change of control provisions to provide that acceleration of vesting of awards under the Plan will automatically occur upon a change of control of the Company and that such acceleration will not be subject to the discretion of the Board;

          (x) to grant the Compensation Committee the authority to take a variety of actions with respect to outstanding awards in the event of a change of control, in order to best accommodate the particular terms of the change of control transaction; and

          (xi) to make certain conforming changes to the Plan.

TERMS OF THE PLAN

     SHARES ISSUABLE THROUGH THE PLAN. A total of 1,450,000 shares of Common Stock are authorized to be issued under the Plan, as amended. Options with respect to 103,000 shares have been exercised and the shares underlying those options are issued and outstanding. A total of 800,675 shares are currently subject to outstanding options and, if the Plan, as amended, is approved by the shareholders, 546,325 shares would remain available for grant through the Plan. The number of shares underlying outstanding options plus the number of shares available for grant under the Plan would constitute approximately 13% of the outstanding shares of Common Stock. The maximum number of shares that may be awarded to any participant during any year is 1,000,000 shares. The closing sale price of a share of Common Stock, as quoted on the New York Stock Exchange on September 16, 1998, was $10.50.

     The number and kind of shares of Common Stock subject to the Plan and subject to outstanding Incentives would be appropriately adjusted in the event of any change in the capital structure of the Company. The Compensation Committee may also amend the terms of any Incentive to the extent appropriate to provide participants with the same relative rights before and after the occurrence of such an event. Shares of Common Stock subject to Incentives that are cancelled, terminated or forfeited will again be available for issuance under the Plan. Incentives that are paid in cash are not counted against the total number of shares issuable through the Plan.

     ADMINISTRATION OF THE PLAN. The Compensation Committee administers the Plan and has authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to make any other determination that it believes necessary or advisable for the proper administration of the Plan and to delegate its authority as appropriate.

     AMENDMENTS TO THE PLAN. The Board may amend or discontinue the Plan at any time; provided that no amendment may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirements and such qualification is deemed necessary or advisable by the Committee. In addition, no amendment or discontinuance may materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains the right to make changes to awards in certain limited circumstances.

     TYPES OF INCENTIVES. The Compensation Committee will be authorized under the Plan to grant Incentives in the form of stock options, restricted stock, stock appreciation rights, performance shares, stock awards and cash awards, each of which is described further below.

     Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under sec.422 of the Code.

     The Compensation Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant, except in the case of an option granted in place of an outstanding award of another company in an acquisition transaction. The term of an option will also be determined by the Compensation Committee, provided that the term of an incentive stock option may not exceed 10 years. The Compensation Committee may accelerate the exercisability of any stock option at any time. The Compensation Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option. The option exercise price may be paid in cash, in shares of Common Stock held for six months, in a combination of cash and shares of Common Stock or through a broker assisted exercise arrangement approved in advance by the Company.

     If an optionee exercises an option while employed by the Company or a subsidiary and pays the exercise price with previously owned shares of Common Stock, the Committee may grant to the optionee an additional option to purchase the same number of shares as were used to pay the exercise price. The additional options will have an exercise price equal to the fair market value on the date of grant.

     Restricted Stock. Shares of Common Stock may be granted by the Compensation Committee to an eligible employee and made subject to restrictions on sale, pledge or other transfer by the employee for a certain period (the "Restricted Period"). All shares of restricted stock will be subject to such restrictions as the Compensation Committee may provide in an agreement with the employee, including, among other things, that the shares are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

     Stock Appreciation Rights. A stock appreciation right or "SAR" is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted in conjunction with a stock option or alone without reference to any stock option. A SAR granted in conjunction with a stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

     The Plan confers on the Committee discretion to determine the number of shares to which a SAR will relate as well as the duration and exercisability terms of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as any stock option to which it relates. The Committee may accelerate the exercisability of an SAR.

     Upon exercise of an SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone without reference to a related stock option, an amount determined by the Committee at the time of grant.

     Performance Shares. Performance Shares consist of the grant by the Company to an eligible employee of a contingent right to receive shares of Common Stock with or without any payment by the employee. Each performance share will be subject to the achievement of performance objectives by the Company, a subsidiary, division or department by the end of a specified period. The number of shares granted and the performance criteria will be determined by the Compensation Committee. The award of performance shares shall not create any rights in a participant as a shareholder of the Company until the issuance of shares of Common Stock with respect to an award. Performance shares may be awarded in conjunction with the grant of dividend equivalent payment rights that entitle a participant to receive an amount equal to the cash dividends paid on an equal number of shares of Common Stock during the period beginning on the date of grant of an award and ending on the date on which the award is paid or is forfeited.

     Stock Awards. Shares of Common Stock may be transferred by the Company to an eligible employee as a stock award, without payment, as additional compensation. The number of shares transferred pursuant to any stock award will be determined by the Committee.

     Cash Awards. A cash award may be made by the Company to an eligible employee as additional compensation for his services to the Company. Payment may depend on the achievement of specified performance objectives by the Company or the individual or may relate to the amount of the tax obligation imposed on a participant in connection with a stock Incentive granted to a participant. The Committee will determine the amount of a cash award.

     SECTION 162(M) PERFORMANCE CRITERIA FOR RESTRICTED STOCK AND PERFORMANCE SHARES. Performance shares or restricted stock that are intended to qualify as "performance-based" compensation under Section 162(m) of the Code shall be earned based upon any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. The performance may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years.

     TERMINATION OF EMPLOYMENT. If an employee participant ceases to be an employee of the Company for any reason, including death, any Incentive may be exercised or shall expire at such time or times as may be determined by the Committee in the Incentive agreement.

     CHANGE OF CONTROL. If (a) a person or group of persons, other than any employee benefit plan of the Company or related trust, becomes the beneficial owner of securities representing 30% or more of the total voting power of the Company; (b) a majority of the members of the Board is replaced within any period of less than two years by directors not nominated and approved by the Board; (c) the shareholders of the Company approve a reorganization, merger or consolidation in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and other voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or (d) the shareholders of the Company approve a complete liquidation or dissolution of the company or the disposition of all or substantially all of the Company's assets, the following will occur: (i) all options and SARs will become immediately exercisable, (ii) all restrictions on shares of restricted stock will lapse, and (iii) all performance objectives will be deemed to be met and payment made immediately, unless the Committee is otherwise directed by the participant in writing.

     In addition to the acceleration of exercisability and vesting upon the occurrence of an event described above, the Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, the Compensation Committee may (i) require that all outstanding stock options and SARs remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to the Company of some or all outstanding options and SARs in exchange for a Common Stock or cash payment for each option or SAR equal in value to the per-share change of control value, calculated as described in the Plan, over the exercise price, (iii) make any equitable adjustments to outstanding Incentives as the Compensation Committee deems necessary to reflect the corporate change or
(iv) provide that an option or SAR shall become an option or SAR relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the corporate change if the participant had been a shareholder.

     The Board believes that providing the Compensation Committee with the choices outlined above will permit the Committee to review all relevant tax, accounting and other issues relating to the treatment of outstanding Incentives at the time of the corporate change, and thereby enable the Committee to choose the treatment that will best serve the participants and the Company. Although the automatic vesting of Incentives and certain other actions permitted to be taken by the Compensation Committee in the event of a change of control could discourage a takeover of the Company, these provisions have not been included for the purpose of making the Company a less attractive takeover target.

     TRANSFERABILITY OF INCENTIVES. Options, SARs and performance shares are not transferable except (a) by will, (b) by the laws of descent and distribution, or
(c) in the case of stock options only, pursuant to a domestic relations order or to family members, a family partnership, a family limited liability company or a trust for the benefit of family members, if permitted by the Committee and so provided in the Incentive Agreement.

AWARDS TO BE GRANTED

     If the Plan is approved by the shareholders, the Compensation Committee intends to grant an option to purchase 20,000 shares of Common Stock to the Chairman of the Board as additional compensation for his services as Chairman. No determination has been made with respect to the grant of other Incentives to other eligible participants.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     Under existing federal income tax provisions, a participant who is granted a stock option will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year the option is granted.

     When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of the shares of Common Stock on the exercise date and, subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

     An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding period.

     If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to the shares received in replacement therefor. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

     If, upon a change in control of the Company, the exercisability or vesting of an Incentive granted under the Plan is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as Parachute Payments (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "Base Amount" for such employee. The Base Amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An Excess Parachute Payment, with respect to any employee, is the excess of the Parachute Payments to such person, in the aggregate, over and above such person's Base Amount. If the amounts received by an employee upon a change in control are characterized as Parachute Payments, such employee will be subject to a 20% excise tax on the Excess Parachute Payment pursuant to
Section 4999 of the Code, and the Company will be denied any deduction with respect to such Excess Parachute Payment.

     This summary of federal income tax consequences of non-qualified and incentive stock options does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving options.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for approval of the Plan. Abstentions and broker non-votes will have no effect on the outcome of the vote. In addition, under the rules of the New York Stock Exchange (the "Exchange"), persons holding over 50% of the Common Stock must cast a vote for or against the Plan in order for shareholder approval to meet the requirements of the Exchange. Abstentions and broker non-votes will not be counted toward meeting the greater than 50% threshold. If shareholders do not approve the Plan, the Plan, as amended, will not take effect. Instead, the Plan, as last approved by shareholders, will remain in effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF THE AMENDED AND RESTATED 1993 INCENTIVE COMPENSATION PLAN.

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                          PICCADILLY CAFETERIAS, INC.
                        1993 INCENTIVE COMPENSATION PLAN

     1. PURPOSE. The purpose of the Amended and Restated Piccadilly Cafeterias, Inc. 1993 Incentive Compensation Plan (the "Plan"), is to increase shareholder value and to advance the interests of PIC and its subsidiaries (collectively, the "Company") by furnishing a variety of economic incentives (the "Incentives") designed to attract, retain and motivate key employees, officers and the Chairman of the Board of Directors and to strengthen the mutuality of interests between such persons and PIC's shareholders. Incentives may consist of opportunities to purchase or receive shares of common stock, no par value per share, of PIC (the "Common Stock"), monetary payments or both, on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation of which PIC owns (directly or indirectly) within the meaning of
Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock.

     2. ADMINISTRATION.

          2.1 COMPOSITION. The Plan shall be administered by the compensation committee (the "Committee") of the Board of Directors of PIC, consisting of two or more members of the Board of Directors each of whom qualifies as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as currently in effect or any successor rule, and as an "outside director" under Section 162(m) of the Code, as currently in effect or any successor provision.

          2.2 AUTHORITY. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (the "Incentive Agreements"), to modify or amend the terms of any outstanding Incentives, to waive any Incentive condition or restriction and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided elsewhere herein.

     3. ELIGIBLE PERSONS. Officers and key employees of the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. The Chairman of the Board of Directors is also eligible to be granted Incentives under the Plan by the Compensation Committee. With respect to participants not subject to Section 16 of the 1934 Act or
Section 162(m) of the Code, the Committee may delegate its authority to designate participants, to determine the size and type of Incentive to be received by those participants and to determine or modify performance objectives for those participants.

     4. TYPES OF INCENTIVES. Incentives may be granted under the Plan in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) stock appreciation rights ("SARs");
(c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards.

     5. SHARES SUBJECT TO THE PLAN.

          5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 11.5, a total of 1,450,000 shares of Common Stock are authorized to be issued under the Plan. Subject to adjustment as provided in Section 11.5, no more than 1,000,000 shares may be awarded under the Plan to any participant during any year. In the event that a stock option or SAR granted hereunder expires or is terminated or cancelled prior to exercise, any shares of Common Stock that were issuable under such options or SARs may again be issued under the Plan.

          5.2. TYPE OF COMMON STOCK. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

     6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from PIC. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

          6.1. PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 11.5; provided that, except in the case of an option granted in substitution for or assumption of an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

          6.2. NUMBER. The Committee, subject to adjustment as provided in
     Section 11.5 shall determine the number of shares of Common Stock subject to the option.

          6.3. DURATION AND TIME FOR EXERCISE. The term of each stock option shall be determined by the Committee, but may not exceed ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may accelerate the exercisability of any stock option at any time in its discretion.

          6.4. REPURCHASE. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 11.12) of the Common Stock subject to the option on the date of purchase exceeds (ii) the exercise price.

          6.5. MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price may be paid by (a) cash or check; (b) by delivery of shares of Common Stock held by the optionee for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised, (c) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price or (d) in such other manner as may be authorized from time to time by the Committee. The Committee may also permit participants, either on a selective or aggregate basis, simultaneously to exercise options and sell the shares of Common Stock acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the exercise price. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

          6.6. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

             (a) Any Incentive Stock Option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as Incentive Stock Options.

             (b) All Incentive Stock Options must be granted within ten years from the date on which the Board of Directors adopts this Plan.

             (c) Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the date of grant.

             (d) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

             (e) No Incentive Stock Options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

             (f) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of PIC or any of its subsidiaries) shall not exceed $100,000.

          6.7 EQUITY MAINTENANCE. If a participant exercises an option during the term of his employment with the Company, and pays the exercise price (or any portion thereof) through the surrender of shares of outstanding Common Stock previously held in the participant's name, the Committee may, in its discretion, grant to such participant an additional option to purchase the number of shares of Common Stock equal to the shares of Common Stock so surrendered by such participant. Any such additional options granted by the Committee shall be exercisable at the Fair Market Value of the Common Stock determined as of the respective dates such additional options may be granted. As stated above, such additional options may be granted only in connection with the exercise of options by the participant during the term of his active employment with the Company. The grant of such additional options under this Section 6.7 shall be made upon such other terms and conditions as the Committee may from time to time determine.

     7. STOCK APPRECIATION RIGHTS. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in
Section 7.4. A SAR may be granted (a) with respect to any stock option granted under the Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under the Plan shall be subject to the following terms and conditions.

          7.1. NUMBER. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.5. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

          7.2. DURATION. The Committee shall determine the term of each SAR. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR at any time in its discretion.

          7.3. EXERCISE. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the "Exercise Date." The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4

          7.4. PAYMENT. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock that shall be issuable upon the exercise of a SAR shall be determined by dividing:

             (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the Exercise Date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount not less than the Fair Market Value of a shares of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.5); by

             (b) the Fair Market Value of a share of Common Stock on the Exercise Date.

          In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the Exercise Date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the Exercise Date or to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

     8. STOCK AWARDS AND RESTRICTED STOCK. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor. Restricted stock consists of shares of Common Stock that are transferred to a participant by the Company, but subject to restrictions on sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the terms and conditions provided below. To the extent restricted stock or a stock award is intended to qualify as performance-based compensation under
Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

          8.1. NUMBER OF SHARES. The number of shares to be transferred by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

          8.2. SALE PRICE. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants.

          8.3. RESTRICTIONS. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation, any or all of the following:

             (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, upon the attainment of pre-established performance goals, or otherwise); and

             (b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell to the Company at his cost, all or any part of such shares in the event of termination of his employment during any period in which such shares are subject to restrictions.

          8.4. ESCROW. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and the certificates representing such shares shall be deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

           The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Amended and Restated Piccadilly Cafeterias, Inc. 1993 Incentive Compensation Plan, and an agreement entered into between the registered owner and Piccadilly Cafeterias, Inc. A copy of the Plan and agreement is on file in the office of the secretary of Piccadilly Cafeterias, Inc.

          8.5. END OF RESTRICTIONS. Subject to Section 11.4, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, the certificates representing such shares will be delivered free of such restrictions to the participant or to the participant's legal representative, beneficiary or heir.

          8.6. SHAREHOLDER. Subject to the terms and conditions of the Plan and the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Unless otherwise provided in the Incentive Agreement, dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

          8.7. SECTION 162(m) REQUIREMENTS. Restricted stock intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which restricted stock granted under the Plan shall be earned shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives if such restricted stock is intended to constitute "performance-based compensation" under Section 162(m), except that such objectives shall be waived as provided in Section 11.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

     9. PERFORMANCE SHARES. A performance share consists of an award that shall be paid in shares of Common Stock, as described below, without any payment by the participant. The award of performance shares shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

          9.1. PERFORMANCE OBJECTIVES. Each performance share will be subject to performance objectives for the Company, a division of the Company or a subsidiary to be achieved by the end of a specified period. The number of performance shares awarded shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock equal to the number of performance shares initially granted to that participant. If such objectives are not met, each award of performance shares may provide for lesser payments in accordance with formulae established in the award.

          9.2. NOT A SHAREHOLDER. The award of performance shares to a participant shall not create any rights in such participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an award.

          9.3. DIVIDEND EQUIVALENT PAYMENTS. A performance share award may be granted by the Committee in conjunction with dividend equivalent payment rights or other such rights. If so granted, an adjustment shall be made in performance shares awarded on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

          9.4. SECTION 162(m) REQUIREMENTS. Performance shares intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which performance shares granted under the Plan shall be earned shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives if such performance shares are to constitute "performance-based compensation" under
     Section 162(m), except that such objectives shall be waived as provided in
     Section 11.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

     10. CASH AWARDS. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his services to the Company. Payment of a cash award may depend on achievement of performance objectives by the Company or by individuals or may relate to the amount of the tax obligation imposed on the participant in connection with a stock Incentive granted to the participant. The Committee in its sole discretion shall determine the amount of any monetary payment constituting a cash award. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.

     11. GENERAL.

          11.1. DURATION. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

          11.2. TRANSFERABILITY. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

          11.3. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. In the event that a participant ceases to be an eligible participant in the Plan for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee in the Incentive Agreement.

          11.4. ADDITIONAL CONDITION. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          11.5. ADJUSTMENT. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance share objectives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

          11.6. INCENTIVE AGREEMENTS. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in an agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-qualified stock options.

          11.7. WITHHOLDING.

             (a) The Company shall have the right to withhold any taxes required by law to be withheld in connection with the grant, vesting or payment of any Incentive. In the event that the participant does not pay to the Company any amount required for withholding taxes, the Company shall have the right to withhold such required amount from any sum payable, or to become payable, to the participant upon such terms and conditions as the Committee in its discretion shall prescribe.

             (b) At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the issuance of Common Stock, the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to the approval of the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

             (c) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to an Incentive, an Election is not permitted to be made.

          11.8. NO CONTINUED EMPLOYMENT. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

          11.9. DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

          11.10. AMENDMENT OF THE PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval necessary to qualify Incentives as "performance-based compensation" under Section 162(m) of the Code, if such qualification is deemed necessary or advisable by the Committee, and; provided further, that no amendment or discontinuance shall, subject to adjustments permitted under Section 11.5, materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains the right to (a) convert any outstanding Incentive Stock Option to a non-qualified stock option, or (b) require the forfeiture of an Incentive if a participant's employment is terminated for cause.

          11.11. ACCELERATION OF INCENTIVES AND CHANGE OF
     CONTROL. Notwithstanding any provision in this Plan or in any Incentive Agreement to the contrary, the restrictions on all shares of restricted stock awarded shall lapse immediately, all outstanding options and SARs shall become exercisable immediately, and all performance objectives shall be deemed to be met and payment made immediately,

        (a) if so determined by the Committee at any time in its sole discretion, or

        (b) if any of the following events (a "Change of Control") occur:

             (i) any person or group of persons, other than any employee benefit plan of the Company, or related trust, initially becomes the beneficial owner of securities representing 30% or more of the total voting power of PIC;

             (ii) a majority of the members of the Board of Directors of PIC is replaced within any period of less than two years by directors not nominated and approved by the Board of Directors; or

             (iii) the shareholders of PIC approve a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and other voting securities of PIC immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of PIC or the sale or other disposition of all or substantially all of the assets of PIC;

        provided that, if a participant directs the Committee in writing prior to the occurrence of any such event (an "Acceleration Notice") then the acceleration shall occur only to the extent specified in the Acceleration Notice.

          For the purposes of this Section 11.11, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission under the 1934 Act. Beneficial ownership of securities representing more than 30% of the total voting power may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and non-exercisability periods are eliminated by reason of provision (i), the limitations of this Plan shall not become applicable again should the person or group cease to own securities representing 30% or more of the voting power of PIC.

          No later than 30 days after the approval by the Board of a Change of Control of the types described in subsection (iii) of Section 11.11(b), and no later than 30 days after a Change of Control of the type described in subsections (i) and (ii) of Section 11.11(b), the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

             1. require that all outstanding options and/or SARs be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and SARs shall terminate,

             2. make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary), or

             3. provide for mandatory conversion of some or all of the outstanding options and SARs held by some or all participants as of a date, before or after such Change of Control, specified by the

        Committee, in which event such options and SARs shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or SARs, as defined and calculated below, over the exercise price(s) of such options or SARs, or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess,

             4. provide that thereafter upon any exercise of an option or SAR the participant shall be entitled to purchase under such option or SAR, in lieu of the number of shares of Common Stock then covered by such option or SAR, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Change of Control of the type described in subsection (iii) of Section 11.11(b), if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options or SARs.

             5. For the purposes of paragraph 3 of this Section 11.11 the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable.

                A. the per share price to be paid to shareholders of PIC in any such merger, consolidation or other reorganization.

                B. the price per share offered to shareholders of PIC in any tender offer or exchange offer whereby a Change of Control takes place, or

                C. in all other events, the Fair Market Value per share of Common Stock into which such options or SARs being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options.

                D. in the event that the consideration offered to shareholders of PIC in any transaction described in this Section 11.11 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

          11.12. DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (a) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (b) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (c) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

                          PICCADILLY CAFETERIAS, INC.

          This Proxy Is Solicited on Behalf of the Board of Directors


The undersigned hereby acknowledges receipt of the Notice of the 1998 Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Paul W. Murrill and Mark L. Mestayer, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent and to vote all shares of Piccadilly Cafeterias, Inc. Common Stock, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Piccadilly Cafeterias, Inc., to be held at the general offices of the Company, 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana at 10:00 a.m. on November 2, 1998 and at any adjournment(s) thereof.

This Proxy, when properly executed, duly returned and not revoked, will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the nominees listed in Proposal 1 and for Proposal 2.


--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

---------------------------------           ------------------------------------

---------------------------------           ------------------------------------

---------------------------------           ------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


------------------------------------------        1. Election of Directors           For All        With-     For All
      PICCADILLY CAFETERIAS, INC.                                                    Nominees       hold      Except
------------------------------------------                       Norman C. Francis     [ ]           [ ]        [ ]
                                                                 Dale E. Redman
                                                                 C. Ray Smith

Mark box at right if an address change or    [ ]     NOTE: If you do not wish your shares voted "For" a particular nominee,
comment has been noted                               mark the "For All Except" box and strike a line through nominee(s)
                                                     name(s). Your shares will be voted for the remaining nominee(s).


RECORD DATE SHARES:
                                                                                     For         Against      Abstain
                                                  2. Proposal to approve the         [ ]           [ ]          [ ]
                                                     Amended and Restated Piccadilly
                                                     Cafeterias, Inc. 1993 Incentive
                                                     Compensation Plan.


                                                  3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s).
                                                     This Proxy may be revoked at any time prior to the voting thereof.

                                                -------------
Please be sure to sign and date this Proxy.     Date
-------------------------------------------------------------

-------------------------------------------------------------
Shareholder sign here                   Co-owner sign here

DETACH CARD                                                                                                      DETACH CARD

                          PICCADILLY CAFETERIAS, INC.



          Dear Shareholder:

          Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Shareholders, November 2, 1998.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,

          Piccadilly Cafeterias, Inc.






  [PICCM o PICCADILLY CAFETERIAS, INC.] [FILE NAME: PICCM1.ELX] [VERSION - 1]
                                   [9/15/98]



PICCM1